UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2020

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-13301	88-0168936
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2020, the Board of Directors of RF Industries, Ltd. (the “Company”) appointed Mark K. Holdsworth as a director and new member of the Board, effective immediately. Mr. Holdsworth was appointed to fill the vacancy created by the recent retirement of Howard Hill. Mr. Holdsworth was also appointed as a member of the Board’s Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.

Mark K. Holdsworth, 55, is the Managing Partner of The Holdsworth Group, LLC (“THG”), which he founded in 2019. THG is a trusted capital partner, advisor, and curator of alternative investments for family offices and corporations worldwide. From 1999-2018, Mr. Holdsworth was a Co-Founder, Managing Partner and Operating Partner of Tennenbaum Capital Partners, LLC (“TCP”), a Los Angeles-based private multi-strategy investment firm that was acquired by BlackRock, Inc. in August 2018, and was a Managing Director at BlackRock until April 2019. Mr. Holdsworth is currently a director of Parsons Corporation (NYSE: PSN), where he serves as Chairman of the Corporate Governance and Responsibility Committee, and as a member of the Executive Committee. Mr. Holdsworth earned a Bachelor of Arts degree from Pomona College, a Bachelor of Science degree (with Honors) from the California Institute of Technology and a Master of Business Administration degree from Harvard Business School.

Mr. Holdsworth will be compensated under the Company’s director compensation program as in effect from time to time, as most recently described in the Company’s 2020 proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2020. As part of his annual compensation, Mr. Holdsworth was granted 3,334 shares of the restricted stock, which shares will vest quarterly through September 15, 2021. Mr. Holdsworth will also enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed with the SEC on December 29, 2020.

The Company agreed to appoint Mr. Holdsworth to the Board in connection with his acquisition of shares of the Company’s common stock from Mr. Hill in a private transaction, in which Mr. Hill elected to resign from the Board. There are no other arrangements or understandings between Mr. Holdsworth and any other persons pursuant to which he was chosen as a director of the Company. There are no family relationships between Mr. Holdsworth and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director. Mr. Holdsworth is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 8.01.             Other Events.

On January 5, 2021, the Company issued a press release announcing the appointment of Mr. Holdsworth as a director. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release dated January 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2021	By:	/s/ Robert Dawson
Robert Dawson
President and Chief Executive Officer

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